Exhibit 99.1

Vicor Corporation Reports Results for the First Quarter Ended March 31, 2014

ANDOVER, MA -- (Marketwired - April 22, 2014) - Vicor Corporation (NASDAQ: VICR) today reported financial results for the first quarter ended March 31, 2014.

Revenues for the first quarter ended March 31, 2014 increased to $53,233,000, compared to $41,946,000 for the corresponding period a year ago, but decreased from $55,258,000 for the fourth quarter of 2013.

Gross margin increased to $22,792,000 for the first quarter of 2014, compared to $16,607,000 for the corresponding period a year ago, but decreased from $23,431,000 for the fourth quarter of 2013. Gross margin, as a percentage of revenue increased to 42.8% for the first quarter of 2014 compared to 39.6% for the first quarter of 2013, and increased on a sequential basis from 42.4% for the fourth quarter of 2013.

Net loss for the first quarter was ($5,378,000), or ($0.14) per share, compared to a net loss of ($4,990,000), or ($0.12) per share, for the corresponding period a year ago and a net loss of ($13,102,000), or ($0.34) per share, for the fourth quarter of 2013. In the fourth quarter of 2013, the Company increased the reserve for all remaining federal net deferred tax assets on the balance sheet as of December 31, 2013 by approximately $10,200,000, which was recorded in the statement of operations as a corresponding increase in the fourth quarter tax provision.

Total backlog at the end of the first quarter was $41,562,000, compared to $44,659,000 at the end of the fourth quarter of 2013.

Commenting on the first quarter of 2014, Patrizio Vinciarelli, Chief Executive Officer, stated, "First quarter results were as anticipated, with an improvement in the performance of the Brick Business Unit offset by a a reduction in VI Chip revenues due a major product transition underway with VI Chip's largest customer. Demand for new VI Chip and Picor products is rising and we look forward to revenue growth in the second half to absorb abnormally high operating expense levels projected through the end of the year."

Depreciation and amortization for the first quarter of 2014 was approximately $2,443,000, and capital additions totaled $1,554,000. For the same period of 2013, depreciation and amortization was $2,494,000 and capital additions totaled $1,171,000. Cash and cash equivalents decreased by $6,032,000 to approximately $50,307,000 at the end of the first quarter of 2014 from $56,339,000 at the end of 2013.

For more information on Vicor and its products, please visit the Company's website at www.vicorpower.com.

Earnings Conference Call

Vicor will be holding its investor conference call today, Tuesday, April 22, 2014 at 5:00 p.m. Eastern Time. Shareholders interested in participating in the call should call 888-339-2688 at approximately 4:50 p.m. and use the Passcode 34423648. Internet users may listen to a real-time audio broadcast of the conference call on the Investor Relations section of Vicor's website at www.vicorpower.com. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. For those who cannot participate in the conference call, a replay will be available, shortly after the conclusion of the call, through May 7, 2014. The replay dial-in number is 888-286-8010 and the Passcode is 30401713. In addition, a webcast replay of the conference call will also be available on the Investor Relations section of Vicor's website at www.vicorpower.com beginning shortly after the conclusion of the call.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and, the words "believes," "expects," "anticipates," "intend," "estimate," "plans," "assumes," "may," "will," "would," "should," "continue," "prospective," "project," and other similar expressions identify forward-looking statements. Forward-looking statements also include statements regarding bookings, shipments, revenue, profitability, targeted markets, increase in manufacturing capacity and utilization thereof, future products and capital resources. These statements are based upon management's current expectations and estimates as to the prospective events and circumstances that may or may not be within the company's control and as to which there can be no assurance. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors, including those economic, business, operational and financial considerations set forth in Vicor's Annual Report on Form 10-K for the year ended December 31, 2013, under Part I, Item I - "Business," under Part I, Item 1A - "Risk Factors," under Part I, Item 3 - "Legal Proceedings," and under Part II, Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations." The risk factors set forth in the Annual Report on Form 10-K may not be exhaustive. Therefore, the information contained in the Annual Report on Form 10-K should be read together with other reports and documents filed with the Securities and Exchange Commission from time to time, including Forms 10-Q, 8-K and 10-K, which may supplement, modify, supersede or update those risk factors. Vicor does not undertake any obligation to update any forward-looking statements as a result of future events or developments.

Vicor Corporation designs, develops, manufactures and markets modular power components and complete power systems based upon a portfolio of patented technologies. Headquartered in Andover, Massachusetts, Vicor sells its products primarily to customers in the higher-performance, higher-power segments of the power systems market, including aerospace and defense electronics, enterprise and high performance computing, industrial equipment and automation, telecommunications and network infrastructure, and vehicles and transportation markets.

VICOR CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS
(Thousands except for per share amounts)

                                                         QUARTER ENDED
                                                          (Unaudited)

                                                   -----------  -----------
                                                     MAR 31,      MAR 31,
                                                       2014         2013
                                                   -----------  -----------

Net revenues                                       $    53,233  $    41,946
Cost of revenues                                        30,441       25,339
                                                   -----------  -----------
  Gross margin                                          22,792       16,607

Operating expenses:
  Sales & administration                                17,980       13,887
  Research & development                                10,251        9,855
  Severance charge                                           -        1,361
                                                   -----------  -----------
    Total operating expenses                            28,231       25,103
                                                   -----------  -----------

Loss from operations                                    (5,439)      (8,496)

Other income, net                                           30           15
                                                   -----------  -----------

Loss before income taxes                                (5,409)      (8,481)

Provision (benefit) for income taxes                        17       (3,495)
                                                   -----------  -----------

Consolidated net loss                                   (5,426)      (4,986)

Less: Net income (loss) attributable to
 noncontrolling interest                                   (48)           4
                                                   -----------  -----------

Net loss attributable to Vicor Corporation         $    (5,378) $    (4,990)
                                                   ===========  ===========

Net loss per share attributable to Vicor
 Corporation:
  Basic                                            $     (0.14) $     (0.12)
  Diluted                                          $     (0.14) $     (0.12)

Shares outstanding:
  Basic                                                 38,541       41,167
  Diluted                                               38,541       41,167

VICOR CORPORATION

CONSOLIDATED BALANCE SHEET
(Thousands)

                                                     MAR 31,      DEC 31,
                                                       2014         2013
                                                   (Unaudited)  (Unaudited)
                                                   -----------  -----------
Assets

Current assets:
    Cash and cash equivalents                      $    50,307  $    56,339
    Short-term investments                                 643          463
    Accounts receivable, net                            31,769       27,683
    Inventories, net                                    29,521       29,696
    Deferred tax assets                                    131          131
    Other current assets                                 4,666        4,212
                                                   -----------  -----------
        Total current assets                           117,037      118,524

Long-term investments                                    5,045        5,188
Property and equipment, net                             39,176       40,092
Other assets                                             1,830        1,836
                                                   -----------  -----------

                                                   $   163,088  $   165,640
                                                   ===========  ===========

Liabilities and Equity

Current liabilities:
    Accounts payable                               $     8,148  $     8,677
    Accrued compensation and benefits                    9,136        8,104
    Accrued expenses                                     4,890        2,841
    Income taxes payable                                    15           15
    Deferred revenue                                     1,095        1,018
                                                   -----------  -----------
        Total current liabilities                       23,284       20,655

Long-term deferred revenue                                 868          974
Long-term income taxes payable                           1,337        1,339
Deferred income taxes                                      335          335

Equity:
  Vicor Corporation stockholders' equity:
    Capital stock                                      170,223      169,984
    Retained earnings                                  103,267      108,645
    Accumulated other comprehensive loss                  (417)        (526)
    Treasury stock                                    (138,927)    (138,927)
                                                   -----------  -----------
      Total Vicor Corporation stockholders' equity     134,146      139,176
  Noncontrolling interest                                3,118        3,161
                                                   -----------  -----------
    Total equity                                       137,264      142,337
                                                   -----------  -----------

                                                   $   163,088  $   165,640
                                                   ===========  ===========

For further information contact:

James A. Simms
Chief Financial Officer
Voice: 978-470-2900
Facsimile: 978-749-3439